Exhibit 24.2
CERTIFICATE
        I, Betsy A. Pregulman, Associate Secretary of Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on March 22, 2006, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:
     RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to prepare, execute and file with the Securities and Exchange Commission (the “SEC”) an appropriate registration statement or registration statements with respect to the public offering of an indeterminate amount of the Company’s common stock, preferred stock (including convertible preferred stock), and debt securities (including convertible debt securities), in any combination (the “New Securities”), and, if deemed necessary or appropriate by any of the proper officers of the Company at any time or from time to time, an indeterminate amount of APS debt securities (the “APS Securities”) and an indeterminate amount of Company guarantees of APS Securities (the “Guarantees”), and including, such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further
     RESOLVED, that the name of each of the proper officers of the Company may be signed to any such registration statement, amendment, supplement, exhibit, or other document pursuant to a power of attorney or other similar delegation of authority; and further
     RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to take such further actions, and to execute, file and deliver such additional documents, as he or she may consider appropriate or advisable in such connection and to carry out the resolutions heretofore adopted at this meeting.
        IN WITNESS WHEREOF, I have executed this Certificate as of the 17th day of May, 2006.

/s/ Betsy A. Pregulman

Betsy A. Pregulman
Associate Secretary